Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT
This First Amendment to Credit Agreement (“Amendment”) is dated as of November 23, 2015, by and among FASTENAL COMPANY, a Minnesota corporation (“Borrower”), the undersigned “Lenders” parties to the Credit Agreement herein defined and/or joining the Credit Agreement by their execution and delivery of this Amendment, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, “Wells Fargo,” and in its administrative agent capacity for the Lenders, “Administrative Agent”).
RECITALS:
A.    Borrower, Administrative Agent and the “Lenders” referred to therein are parties to that certain Credit Agreement dated as of May 1, 2015 (as the same may be amended in writing and in effect from time to time, the “Credit Agreement”), pursuant to which Lenders have agreed to make loans and other financial accommodations available to the Borrower.
B.    Borrower has requested certain modifications to the Credit Agreement, including but not limited to, an increase of the Revolving Credit Commitment, and the Lenders are willing to agree to such modifications to the Credit Agreement, all subject and pursuant to the terms and conditions contained in this Amendment.
C.    Bank of America, N.A., a national banking association (the “New Lender”) by its execution and delivery of this Amendment shall join the Credit Agreement as a “Lender.”
NOW, THEREFORE, the parties hereby agree to amend the Credit Agreement as follows:
1.Definitions. Capitalized terms not defined in this Amendment have the meanings given to them in the Credit Agreement. In addition, the following definitions in Section 1.1 of the Credit Agreement are hereby amended by adding the following definitions or, as applicable, deleting them in their entirety and substituting the following therefor:

“First Amendment” means that certain First Amendment to Credit Agreement dated as of November 23, 2015 by and among the Borrower, the Lenders and the Administrative Agent.

“First Amendment Closing Date” means the date of the First Amendment.

“Increased Amount Date” has the meaning assigned thereto in Section 4.15(a).

“Incremental Lender” has the meaning assigned thereto in Section 4.15(a).

“Incremental Revolving Credit Commitment” has the meaning assigned thereto in Section 4.15(a).

“Incremental Revolving Credit Increase” has the meaning assigned thereto in Section
4.15(a).

“Lender” means each Person executing this Agreement as a Lender on the Closing Date, each Person joining this Agreement by executing the First Amendment on the First Amendment Closing Date, each Incremental Lender and any other Person that shall have become a party to this

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Agreement as a Lender pursuant to an Assignment and Assumption, other than a Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower delivered in connection with Section 4.15.

“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 4.15); and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 4.15). The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the First Amendment Closing Date shall be $700,000,000.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II (including any increase in such revolving credit facility established pursuant to Section 4.15).

“Swingline Commitment” means the lesser of (a) Fifty Million Dollars ($50,000,000.00), and (b) the Revolving Credit Commitment.

2.Effect of Increase of Revolving Credit Commitment. As of the First Amendment Closing Date, the Revolving Credit Commitment, the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent among the Revolving Credit Lenders (including the New Lender) in accordance with the revised Revolving Credit Commitment Percentages and the Revolving Credit Lenders (including the New Lender) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 4.9 of the Credit Agreement in connection with such reallocation, as if such reallocation were a repayment. The Administrative Agent shall make entries in the Register for the recordation of the name and address of the New Lender, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender (including the New Lender) consistent with the terms of the Credit Agreement, as amended by the First Amendment.

3.Joinder by Lender. Bank of America, N.A., by the execution and delivery of this Amendment, hereby joins as a new Lender under the Credit Agreement and the Loan Documents and (a) represents and warrants that it is legally authorized to enter into this Amendment and join the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement and the Loan Documents and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and join the Credit Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms

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thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4.Swingline Refundings. The first sentence of Subsection 2.2(b)(i) of the Credit Agreement is hereby deleted and replaced by the following: “Swingline Loans shall be refunded by the Revolving Credit Lenders on demand by the Swingline Lender; provided that the Swingline Lender shall in any event demand refunding of each Swingline Loan not later than 15 days after the date of original funding or if such date is not a Business Day, then on the next Business Day thereafter).

5.Incremental Loans. Section 4.15 is hereby added to the Credit Agreement as follows:

SECTION 4.15    Incremental Loans.
(a)At any time prior to the Revolving Credit Maturity Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more increases in the Revolving Credit Commitments (any such increase, an “Incremental Revolving Credit Commitment”) to make revolving credit loans under the Revolving Credit Facility (any such increase, an “Incremental Revolving Credit Increase”); provided that (1) the total aggregate principal amount for all such Incremental Revolving Credit Commitments shall not (as of any date of incurrence thereof) exceed $200,000,000.00; and (2) the total aggregate amount for each Incremental Revolving Credit Commitment (and the Incremental Revolving Credit Increase made thereunder) shall not be less than a minimum principal amount of $25,000,000.00 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Revolving Credit Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is given to Administrative Agent. The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Revolving Credit Commitment (any such Person, an “Incremental Lender”). Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Revolving Credit Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Credit Commitment. Any Incremental Revolving Credit Commitment shall become effective as of such Increased Amount Date; provided that:

(i)    no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Revolving Credit Commitment, and (2) the making of any Incremental Revolving Credit Increase pursuant thereto;
(ii)    the Administrative Agent and the Lenders shall have received from the Borrower an Officer’s Compliance Certificate, in form reasonably satisfactory to the Administrative Agent, demonstrating that the Borrower is in compliance with the financial covenants set forth in Section 8.10 based on the financial statements most recently delivered pursuant to Section 7.1(a) or 7.1(b), as applicable, both before and after giving effect (on a pro forma basis determined as of the end of the period covered by such financial statements) to (1) any Incremental Revolving Credit Commitment, and (2) the making of any Incremental Revolving Credit Increase pursuant thereto (with any Incremental Revolving Credit Commitment being deemed to be fully funded);
(iii)    each of the representations and warranties contained in Article VI shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty

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shall be true and correct in all respects) on such Increased Amount Date with the same effect as if made on and as of such date, except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation or warranty shall remain true and correct in all respects) as of such earlier date;
(iv)    each Incremental Revolving Credit Commitment (and the Incremental Revolving Credit Increase made thereunder) shall constitute Obligations of the Borrower and shall be guaranteed with the other Extensions of Credit on a pari passu basis;
(v)    in the case of each Incremental Revolving Credit Increase (the terms of which shall be set forth in the relevant Lender Joinder Agreement):
(A)    such Incremental Revolving Credit Increase shall mature on the Revolving Credit Maturity Date, shall bear interest and be entitled to fees, in each case at the rate applicable to the Revolving Credit Loans, and shall be subject to the same terms and conditions as the Revolving Credit Loans;
(B)    the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Revolving Credit Commitment Percentages (and the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 4.9 in connection with such reallocation as if such reallocation were a repayment); and
(C)    except as provided above, all of the other terms and conditions applicable to such Incremental Revolving Credit Increase shall, except to the extent otherwise provided in this Section 4.15, be identical to the terms and conditions applicable to the Revolving Credit Facility;
(vi)    any Incremental Lender with an Incremental Revolving Credit Increase shall be entitled to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facility and any Extensions of Credit made in connection with each Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same basis as the other Revolving Credit Loans made hereunder;
(vii)    such Incremental Revolving Credit Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 4.15); and
(viii)    the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors

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(or equivalent governing body) of each Credit Party authorizing such Incremental Revolving Credit Increase) reasonably requested by Administrative Agent in connection with any such transaction.
(b)    The Incremental Lenders shall be included in any determination of the Required Lenders, and, unless otherwise agreed, the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.
(c)    On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Revolving Credit Lender hereunder with respect to such Incremental Revolving Credit Commitment.

6.Amendments, Waivers and Consents. Subsection 11.2(f) and the last full paragraph of Section 11.2 of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

(f)    except as otherwise permitted by this Section 11.2, change any provision of this Section or reduce the percentages specified in the definitions of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

* * * *

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 11.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 4.15 (including, without limitation, as applicable, (1) to permit the Incremental Revolving Credit Increases to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include any Incremental Revolving Credit Commitment or any outstanding Incremental Revolving Credit Increase, as applicable, in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no such amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender.
7.No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect.

8.Conditions Precedent/Subsequent. This Amendment shall be effective when the Administrative Agent shall have received an original hereof duly executed by the Borrower, the Administrative Agent and the Lenders, together with the following, each in substance and form reasonably acceptable to the Administrative Agent:

a)an Amended and Restated Revolving Note executed by Borrower and payable to the order of U.S. Bank, National Association in the maximum principal amount of $175,000,000.00;

b)a Revolving Note executed by Borrower and payable to the order of Bank of America, N.A. in the maximum principal amount of $160,000,000.00;

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c)an Amended and Restated Swingline Note executed by Borrower and payable to the order of Wells Fargo in the maximum principal amount of $50,000,000;

d)a Reaffirmation of Guaranty executed by Borrower and each Subsidiary Guarantor;

e)Officer’s Certificates executed by Borrower and each Subsidiary Guarantor;

f)Good Standing Certificates issued by the Minnesota Secretary of State for the Borrower and each Subsidiary Guarantor; and

g)opinions of Borrower’s General Counsel and Faegre Baker Daniels LLP.

9.Representations and Warranties. Except as explicitly amended by this Amendment, Borrower reaffirms that each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; without limiting the forgoing, represents and warrants that the Credit Agreement, this Amendment, the amendment documents listed in Subparagraphs 8(a)-(e) above and each of the other Loan Documents constitute the continuing legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and general principles of equity), and are not, to the knowledge of any of the Borrower’s officers, subject to any existing defense, counterclaim or right of setoff by the Borrower, and acknowledges and agrees that, to the extent that any such defense, counterclaim and/or setoff exists, each of the same are hereby absolutely and forever waived and released.

10.Release. Borrower hereby absolutely and unconditionally releases and forever discharges Administrative Agent and each Lender, and each of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, that Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising out of, related to or concerning the Credit Agreement or any Loan Documents from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

11.Miscellaneous. Except as amended hereby, the Credit Agreement remains in full force and effect in accordance with its original terms. Signature pages to this Amendment may be executed in any number of counterparts and by facsimile or email (PDF) transmission, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first written above.

FASTENAL COMPANY

By:	/s/ Daniel L. Florness
Daniel L. Florness
Its Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement dated as of November 23, 2015]

AGENTS AND LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:	/s/ Cynthia Goplen
Cynthia S. Goplen
Its Senior Vice President

[Signature Page to First Amendment to Credit Agreement dated as of November 23, 2015]

U.S. BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Tim Landro
Tim Landro
Its Vice President

[Signature Page to First Amendment to Credit Agreement dated as of November 23, 2015]

MERCHANTS BANK, N.A.             as Lender

By:	/s/ Randal J. Domeyer
Randal J. Domeyer
Its Sr. Vice President

[Signature Page to First Amendment to Credit Agreement dated as of November 23, 2015]

BANK OF AMERICA, N.A.             as Lender

By:	/s/ Casey Klepsch
Casey Klepsch
Its Assistant Vice President

[Signature Page to First Amendment to Credit Agreement dated as of November 23, 2015]